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COLUMBIA INSURANCE CORPORATION LTD.

INTERIM REPORT RULE 24      FILE NO. 70-8905                           EXHIBIT 2
INCURRED AND PAID LOSSES FOR THE PERIOD 6/30/00-12/31/00

                                     LEAD-IN LOSS   PAID LOSSES     OSLR AT      IBNR AT        TOTAL        TOTAL       MOVEMENT
POLICY YEAR   COVERAGE                   RESERVES     IN PERIOD    12/31/00     12/31/00      RESERVE     INCURRED   FROM 6/30/00
7/1/96-97     General Liability         1,329,387             -           -    1,009,387    1,009,387    1,009,387       (320,000)
7/1/97-98     General Liability         3,717,864             -   1,260,000    2,154,864    3,414,864    3,414,864       (303,000)
7/1/98-99     General Liability         4,000,000             -     800,000    2,103,000    2,903,000    2,903,000     (1,097,000)
7/1/99-00     General Liability         4,000,000             -   2,200,000    1,800,000    4,000,000    4,000,000              -
7/1/00-01     General Liability                 -             -           -    2,000,000    2,000,000    2,000,000      2,000,000
6/30/96-97    All Risk                          -             -           -            -            -            -              -
6/30/97-98    All Risk                  1,017,000       372,467     650,000            -      650,000    1,022,467          5,467
6/30/98-99    All Risk                    643,000             -     593,000            -      593,000      593,000        (50,000)
6/30/99-00    All Risk                  1,834,883       703,358   1,150,000       50,000    1,200,000    1,903,358         68,475
6/30/00-01    All Risk                          -             -     550,000      950,000    1,500,000    1,500,000      1,500,000
                                    -----------------------------------------------------------------------------------------------
                                       16,542,134     1,075,825   7,203,000   10,067,251   17,270,251   18,346,076      1,803,942
                                    ===============================================================================================

INCEPTION TO DATE
                                                                PAID LOSSES
7/1/96-97      General Liability                                    726,613
7/1/97-98      General Liability                                  1,571,136
7/1/98-99      General Liability                                          -
7/1/99-00      General Liability                                          -
7/1/00-01      General Liability                                          -
6/30/96-97     All Risk                                                   -
6/30/97-98     All Risk                                             773,776
6/30/98-99     All Risk                                           1,303,140
6/30/99-00     All Risk                                           1,320,547
6/30/00-01     All Risk                                                   -
                                                                ------------
                                                                  5,695,212
                                                                ============
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